Exhibit 10.21

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT FEDEX TREATS AS PRIVATE OR CONFIDENTIAL.

[Federal Express Corporation letterhead]

May 29, 2009

VIA EMAIL (richard.r.ochs@boeing.com)

The Boeing Company

P.O. Box 3707

Seattle, Washington 98124-2207

U.S.A.

Attention:	Richard R. Ochs, Regional Director Aircraft Contracts, Boeing Commercial Airplane

Re:	Purchase Agreement No. 3157 between The Boeing Company and Federal Express Corporation Relating to Boeing Model 777-FREIGHTER Aircraft, dated November 7, 2006 (together with the ancillary documents thereto, the “Purchase Agreement”)

Dear Mr. Ochs:

Thank you for your letter dated May 19, 2009, to Mr. Kevin Burkhart of Federal Express Corporation, identified as Letter 6-1162-RRO-1100.

In connection therewith, we are pleased to inform you that Federal Express Corporation agrees to the return of the Aircraft identified in your letter dated December 30, 2008, to Mr. Phil Blum of Federal Express Corporation, identified as Letter 6-1162-RRO-1069, as having a revised scheduled delivery month of [ * ] (the “Subject Aircraft”) to its previously scheduled delivery month of [ * ].

Please do not hesitate to contact me should you have any questions.

Very truly yours, FEDERAL EXPRESS CORPORATION

/s/ PHILLIP C. BLUM
Phillip C. Blum
Vice President

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.

The Boeing Company

P.O. Box 3707

Seattle, WA 98124-2207

May 19, 2009

6-1162-RRO-1100

Federal Express Corporation

2955 Republican Drive

Memphis, TN 38118

Attention:	Mr. Kevin Burkhart Managing Director — Aircraft Acquisitions & Sales

Subject:	Aircraft with Delivery Month of [ * ] (MSN 37728)

Reference:	A) Letter 6-1162-RRO-1069 dated December 30, 2008, to Mr. Phil Blum of Federal Express Corporation (Customer) relating to Notice of Excusable Delay for certain Boeing Model 777-FREIGHTER Aircraft

B) Purchase Agreement 3157 (Purchase Agreement), dated November 7, 2006, between The Boeing Company (Boeing) and Federal Express Corporation (Customer) relating to Model 777-FREIGHTER Aircraft (the Aircraft)

Dear Mr. Burkhart:

Per reference A letter, Boeing advised Customer of a “Notice of Excusable Delay”, for the subject Aircraft and that the revised delivery month for the subject Aircraft will be [ * ]. Boeing is now in a position to return the subject Aircraft to its original delivery month of [ * ]. Boeing feels [ * ].

However, Boeing also understands [ * ]. Thus, in consideration of the strong business relationship between Boeing and FedEx, Boeing agrees that [ * ].

Boeing needs [ * ]. For this reason, Boeing respectfully requests that [ * ].

If you have any questions, please contact me at your earliest convenience.

Sincerely,

/s/ Richard R. Ochs

THE BOEING COMPANY

Richard R. Ochs

Regional Director

Aircraft Contracts

Boeing Commercial Airplane

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type that FedEx treats as private or confidential.